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                                                                   Exhibit 23.02



     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 1996, which appears on page F-2 of KFx Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995.


     PRICE WATERHOUSE LLP

     Denver, Colorado
     August 5, 1996